UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 15, 2017

SINCERITY APPLIED MATERIALS HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-177500	45-2859440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Marconistraat 16 3029 AK Rotterdam, The Netherlands		N/A
(Address of principal executive offices)		(Zip Code)

+ 31 (0) 1 089 00 400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.4054 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☑

ITEM 1.01
ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment No. 3 to Acquisition Agreement

On August 15, 2017, we entered into Amendment No. 3 (the “Amendment”) to the June 5, 2017 Acquisition Agreement, as amended by Amendment No. 1 on July 7, 2017 and Amendment No. 2 on July 21, 2017 (the “Acquisition Agreement”), with Sincerity Australia Pty Ltd, an Australia corporation (“SAPL”) and the sole shareholder/member of SAPL (the “SAPL Shareholder”).

The purpose of the Amendment was to revise the automatic termination date under the Acquisition Agreement for failure to close by such automatic termination date from to August 15, 2017 to August 23, 2017. All of the other terms of the Acquisition Agreement remain in full force and effect.

ITEM 9.01
FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit	Description

2.4
Amendment No. 3 dated August 15, 2017 to Acquisition Agreement, dated as of June 5, 2017, as amended by Amendment No. 1 on July 7, 2017, and Amendment No 2 on July 21, 2017 by and among the Company, Sincerity Australia Pty Ltd and the sole shareholder/member of Sincerity Australia Pty Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCERITY APPLIED MATERIALS HOLDINGS CORP.

Date: August 21, 2017	By:	/s/ Korstiaan Zandvliet
	Name:	Korstiaan Zandvliet
	Title:	President